UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2023

AN2 THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41331	82-0606654
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 El Camino Real, Suite D
Menlo Park, California	94027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 331-9090

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	ANTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 15, 2023, AN2 Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC, Leerink Partners LLC and Evercore Group L.L.C., as representatives of the underwriters named in Schedule A therein (the “Underwriters”), relating to the issuance and sale in an underwritten offering (the “Offering”) by the Company of 7,777,778 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), at an offering price of $9.00 per share. Gross proceeds from the Offering before deducting underwriting discounts and commissions and other offering expenses are expected to be approximately $70.0 million. The Shares in the Offering were offered pursuant to a registration statement on Form S-3 (File No. 333-271174), including a base prospectus that was declared effective by the Securities and Exchange Commission (the “SEC”) on April 13, 2023, as supplemented by a prospectus supplement to be filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). All of the Shares are being sold by the Company. Cowen and Company, LLC, Leerink Partners LLC and Evercore Group L.L.C. are acting as the bookrunning managers for this offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. In addition, subject to certain exceptions, the Company, its officers and directors and certain other holders of the Company’s Common Stock have agreed not to offer, sell, transfer, or otherwise dispose of any shares of Common Stock during the 90-day period following the date of the Underwriting Agreement, without first obtaining the written consent of the representatives.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

A copy of the opinion of Cooley LLP, counsel to the Company, relating to the legality of the issuance and sale of the Shares offered in the Offering is attached as Exhibit 5.1 hereto.

Item 8.01	Other Events

On August 15, 2023, the Company issued a press release announcing the pricing of the Offering, the text of which is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, between the Company, Cowen and Company, LLC, Leerink Partners LLC and Evercore Group L.L.C., dated as of August 15, 2023.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release, dated August 15, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AN2 Therapeutics, Inc.

Date: August 16, 2023	By: /s/ Joshua Eizen
Joshua Eizen Chief Legal Officer